SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 13, 2008, WorldSpace, Inc. (the “Company”) entered into an Amendment and Exchange Agreement (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) with each of the four holders (the “Investors”) of its existing 8% convertible notes due May 31, 2010 and senior first lien bridge notes due May 31, 2010 (collectively, the “Existing Notes”). Pursuant to the Exchange Agreements, effective June 13, 2008, the Company (a) amended and restated its senior first lien notes in the aggregate principal amount of approximately $36.1 million (the “Amended and Restated Bridge Loan Notes”), (b) amended and restated its convertible notes in the aggregate principal amount of $53.6 million (the “Second Amended and Restated Convertible Notes”), and (c) granted the Investors warrants to acquire an aggregate amount of 5,000,000 shares of Class A Common Stock of the Company (the “New Warrants”). Forms of the Exchange Agreement, the Second Amended and Restated Convertible Notes, the Amended and Restated Bridge Loan Notes and the New Warrants are attached hereto as Exhibits 99.1-99.4.

The aggregate amounts of the Amended and Restated Bridge Loan Notes, the Second Amended and Restated Convertible Notes and the New Warrants were allocated among the Investors on a pro rata basis in accordance with their percentage ownership interest of the existing first lien bridge notes.

Investor	Aggregate Principal Amount of Second Amended and Restated Convertible Notes	Aggregate Principal Amount of Amended and Restated Bridge Notes	Number of Warrant Shares
Highbridge International LLC	$21,365,641.10	$12,826,032.59	1,774,229
OZ Master Fund, Ltd.	$5,939,617.53	$3,497,497.71	483,810
AG Offshore Convertibles, Ltd.	$864,446.58	$2,797,837.51	387,026
Citadel Equity Fund Ltd.	$25,430,074.52	$17,023,993.78	2,354,935

The Amended and Restated Bridge Loan Notes bear interest at LIBOR plus 6.5%, per annum payable quarterly and are repayable in the aggregate principal amounts of approximately $18.65 million on June 30, 2008 (together with all accrued and unpaid interest through the day of payment) and the remaining principal amount on July 31, 2008 (together with all accrued and unpaid interest through the day of payment). The Company is required to prepay the Amended and Restated Bridge Loan Notes from any new equity or debt financing, certain excess cash flow or the cash proceeds of asset sales and casualty events, subject to stipulated exceptions. The Company may redeem the Amended and Restated Bridge Loan Notes at any time prior to the repayment dates. The Amended and Restated Bridge Loan Notes remain secured by a first priority security interest in the assets of the Company and its subsidiaries. As part of the transaction, the First Lien Pledge and Security Agreement between the Company, the Guarantors (as defined below), the Investors and The Bank of New York, as the First Lien Collateral Agent was amended by the First Amendment to the First Lien Collateral Agent (the “First Amendment to First Lien Security Agreement”). The Amended and Restated Bridge Loan Notes remain guaranteed by WorldSpace Systems Corporation, WorldSpace Satellite Company Ltd., AsiaSpace Limited and AfriSpace, Inc., each a direct subsidiary of the Company (each a “Guarantor” and collectively, the

“Guarantors”) pursuant to an Amended and Restated First Lien Guaranty between the Guarantors, the Investors and the First Lien Collateral Agent (the “Amended and Restated First Lien Guaranty”). The Amended and Restated Bridge Loan Notes are subject to events of default customary for a secured financing. Copies of the First Amendment to First Lien Security Agreement and the Amended and Restated First Lien Guaranty are attached hereto as Exhibits 99.5 and 99.8.

The Second Amended and Restated Convertible Notes bear interest at 8.0%, per annum payable quarterly. The Second Amended and Restated Convertible Notes are repayable on September 30, 2008 or such earlier date as the Company may elect upon 5 business days written notice to each of the holders of the Convertible Notes, subject to the Company having obtained the stockholder approval for certain conversions and exercises of warrants discussed below. The Second Amended and Restated Convertible Notes are repayable at a price equal to the sum of the outstanding principal and accrued but unpaid interest on such notes plus a prepayment fee equal to 1.5% of such outstanding principal and interest. They are convertible into shares of Class A Common Stock at a conversion price of $2.00 per share, subject to customary anti-dilution adjustments. The Second Amended and Restated Convertible Notes are secured by a second priority security interest in the assets of the Company and its subsidiaries pursuant to a Second Lien Pledge and Security Agreement between the Company, the Guarantors, the Investors and The Bank of New York, as the Second Lien Collateral Agent which was amended (the “Second Lien Security Agreement”). The Second Amended and Restated Convertible Notes are guaranteed by the Guarantors pursuant to an Amended and Restated Second Lien Guaranty between the Guarantors, the Investors and the Second Lien Collateral Agent (the “Amended and Restated Second Lien Guaranty”). The Second Amended and Restated Convertible Notes are subject to events of default customary for convertible securities and for a secured financing. Copies of the First Amendment to the Second Lien Security Agreement and the Amended and Restated Second Lien Guaranty are attached hereto as Exhibits 99.6 and 99.9. The Company has also agreed to pay, by June 30, 2008, an interest payment on the Second Amended and Restated Convertible Notes that was originally scheduled to have been paid on May 31, 2008.

The relative rights and responsibilities of the first lien secured party and the first lien collateral agent, on one hand, and the second lien secured parties and the second lien collateral agent, on the other hand, are set out in an Intercreditor Agreement among the Company, the Guarantors and The Bank of New York, as First Lien Collateral Agent and Second Lien Collateral Agent, as amended by the First Amendment to Intercreditor Agreement; a copy of such First Amendment to Intercreditor Agreement is attached hereto as Exhibit 99.7. The Company may not grant a lien on its assets with respect to any indebtedness other than the Amended and Restated Bridge Loan Notes and the Second Amended and Restated Convertible Notes while such notes are outstanding. The Company may borrow unlimited unsecured debt, as long as such debt has a maturity date that is at least 91 days after the maturity date of the Amended and Restated Convertible Notes and pays cash interest at a rate of no more than 12% per annum. Once the Amended and Restated Bridge Loan Notes are repaid, the Second Amended and Restated Convertible Notes automatically gain a first priority position as to all of the collateral.

The Company is not permitted to make any mandatory or optional prepayment on debt (other than permitted first priority secured debt) while either the Amended and Restated Bridge Loan Notes or the Second Amended and Restated Convertible Notes are outstanding.

The New Warrants grant the holders the right to acquire shares of Class A Common Stock at $1.55 per share, subject to certain anti-dilution adjustments. The New Warrants have a five-year term.

In accordance with applicable rules of The Nasdaq Global Market, the Second Amended and Restated Convertible Notes and the New Warrants contain a cap on the exercise of conversion or exercise rights, such that no more than an aggregate of 19.9% of the Company’s outstanding shares may be issued pursuant to conversions of the amended and restated convertible notes or exercises of the warrants until the stockholder approval required by The Nasdaq Global Market has been obtained. The Company has agreed to solicit the requisite stockholder approval for the issuance of the shares pursuant to the Second Amended and Restated Convertibles Notes and the New Warrants at a special meeting of stockholders to be held not later than August 15, 2008. Pursuant to a Voting Agreement among the Company, Noah Samara, the Chairman and Chief Executive Officer of the Company, Yenura and TelUs Communications Inc., each of Mr. Samara, Yenura and TelUS Communications have agreed to vote his/its shares, constituting in the aggregate approximately 47.6% of the outstanding Class A Common Stock in favor of the issuances. A copy of the Voting Agreement is attached hereto as Exhibit 99.10.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement

The description of the redemption and exchange of the Existing Notes is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 1.02.

Items 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the issuance and terms of the Amended and Restated Bridge Loan Notes, the Second Amended and Restated Convertible Notes and the New Warrants and the entering into of the related security arrangements under the security documents is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The description of the issuance and terms of the Amended and Restated Bridge Loan Notes, the Second Amended and Restated Convertible Notes and the New Warrants and the entering into of the related arrangement and agreements is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The issuance of the Amended and Restated Bridge Loan Notes, the Second Amended and Restated Convertible Notes and the New Warrants was done in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

99.1	Form of Amendment and Exchange Agreement among the Company, each of the Guarantors and the Investor named therein

99.2	Form of Second Amended and Restated Secured Convertible Note

99.3	Form of Amended and Restated Bridge Note

99.4	Form of Warrant to Purchase Common Stock

99.5	First Amendment to First Lien Pledge and Security Agreement, dated as of June 13, 2008, among the Company, the Guarantors and the Bank of New York, as Collateral Agent

99.6	First Amendment to Second Lien Pledge and Security Agreement, dated as of June 13, 2008, among the Company, the Guarantors and the Bank of New York, as Collateral Agent

99.7	First Amendment to Intercreditor Agreement, dated as of June 13, 2008, among the Company, the Guarantors, the Bank of New York, as First Lien Collateral Agent, and the Bank of New York, as Second Lien Collateral Agent

99.8	Amended and Restated First Lien Guaranty, dated as of June 13, 2008, among the Guarantors and the Bank of New York, as Collateral Agent

99.9	Amended and Restated Second Lien Guaranty, dated as of June 13, 2008, among the Guarantors and the Bank of New York, as Collateral Agent

99.10	Voting Agreement, dated June 13, 2008, among the Company, TelUS Communications and Yenura Ptd. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Form of Amendment and Exchange Agreement among the Company, each of the Guarantors and the Investor named therein

99.2	Form of Second Amended and Restated Secured Convertible Note

99.3	Form of Amended and Restated Bridge Note

99.4	Form of Warrant to Purchase Common Stock

99.5	First Amendment to First Lien Pledge and Security Agreement, dated as of June 13, 2008, among the Company, the Guarantors and the Bank of New York, as Collateral Agent

99.6	First Amendment to Second Lien Pledge and Security Agreement, dated as of June 13, 2008, among the Company, the Guarantors and the Bank of New York, as Collateral Agent

99.7	First Amendment to Intercreditor Agreement, dated as of June 13, 2008, among the Company, the Guarantors, the Bank of New York, as First Lien Collateral Agent, and the Bank of New York, as Second Lien Collateral Agent

99.8	Amended and Restated First Lien Guaranty, dated as of June 13, 2008, among the Guarantors and the Bank of New York, as Collateral Agent

99.9	Amended and Restated Second Lien Guaranty, dated as of June 13, 2008, among the Guarantors and the Bank of New York, as Collateral Agent

99.10	Voting Agreement, dated June 13, 2008, among the Company, TelUS Communications and Yenura Ptd. Ltd.